Exhibit 32

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph F. Ollivier, Chief Executive Officer and Chief Financial Officer for Datigen.com, Inc. certify that:

      1. I have reviewed the annual report on Form 10-KSB of Datigen.com, Inc.:

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Dated: March 17, 2003
                                           /s/ Joseph F. Ollivier
                                           -------------------------------------
                                           Joseph F. Olliver
                                           Chief Executive Officer and
                                           Chief Financial Officer